                                                                   Exhibit 10.3

                          AUGUST TECHNOLOGY CORPORATION

                            INTERNATIONAL DISTRIBUTOR
                                    AGREEMENT

This, Agreement is made as of the 10th day of September, 1999, between AUGUST TECHNOLOGY CORPORATION, a Minnesota (USA) corporation with a principal place of business at 5237 Edina Industrial Blvd., Edina, Minnesota 55439, USA, (hereafter referred to as "August Technology") and Metron Technology B.V., an entity organized and existing under the laws of The Netherlands, having its principal place of business at Almere, The Netherlands, (hereafter referred to as "Distributor").
                                    AGREEMENT

In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.       DEFINITIONS:

         The terms listed below will have the following meaning, unless the context clearly indicates otherwise:

         1.1 "AGREEMENT" means this International Distributor Agreement and all Exhibits.

         1.2 "PRODUCTS" means image inspection technology, vision system controlled manufacturing tools, licensed software programs and related spare parts manufactured and supplied by August Technology and specified in Exhibit A.

         1.3 "COMPETITIVE PRODUCTS" will mean image inspection technology, vision system controlled manufacturing tools, licensed software programs, and related spare parts, providing substantially the same functionality as the Products.

         1.4 "PRICE LIST" will mean the published prices that August Technology shall issue from time to time.


         1.5      "Territory" will mean the countries specified in Exhibit D.

2.       APPOINTMENT AND TERRITORY:

         August Technology hereby appoints Distributor as its exclusive authorized Distributor for the purpose of selling and servicing the Products to customers in the Territory only (except to those customers listed in .Exhibit C, which are considered exclusive August Technology-accounts). Distributor agrees that it will resell Products to end-user of the

         Products only and not to resellers through its staff of employees and not through or by means of third-party dealers, sub-agents or representatives. Distributor agrees not to establish a branch office or other entity or association for the purpose of selling or distributing Products outside the Territory.

3.       PRICE, PAYMENT, TAXES, DUTY & DISCOUNT:

         3.1 Prices for the Products purchased under this Agreement, including discounts, are subject to change upon thirty (30) days' notice, are quoted in U.S. Dollars and are exclusive of taxes, duties, freight insurance, or other similar handling costs. All applicable duties, sales, use or excise taxes or other charges assessed or levied will be added to the purchase price and itemized and/or invoiced separately. Price changes will not apply to unfilled purchase orders that have been accepted by August Technology prior to the effective date of the price change. All prices are F.C.A./F.O.B. point of origin or manufacture.

         3.2 The Distributor shall pay for all Products by wire transfer to the account of August Technology as specified on Exhibit B or at such other bank as may be directed from time to time by August Technology. Payment terms for each order are also specified on Exhibit B. If any amount remains unpaid after the due date, the outstanding amount will incur interest at the rate of one and one-half percent (1.5%) per month or at the highest rate allowed by law, which ever is higher. In addition, if any amount is not paid when due, August Technology may suspend further shipments to the Distributor until all outstanding amounts are paid in full and thereafter may require the Distributor to open an irrevocable letter of credit for each order in favor of August Technology at a bank acceptable to August Technology payable thirty
         (30) days after sight.

         3.3 Both Distributor and August Technology agree that a customer order has three primary components: (1) project/equipment specification, (2) purchasing/negotiations, and (3) training, installation, and follow-on service support. The-Distributor's purchasing discount from the August Technology published list price will be effected by these primary components (see Table-1).

         TABLE-1:            Equipment Discount Schedule


         ---------------------------------------------------------------------------------------
                               LOCATION                           LOCATION
                                WHERE           LOCATION           WHERE         %OF STANDARD
              ORDER             PROJECT           WHERE            EQUIP.           EQUIP.
           POSSIBILITY         SPECIFIED       P.O. ISSUED        INSTALLED        DISCOUNT
         ---------------------------------------------------------------------------------------
                1              Territory        Territory         Territory            100%
         ---------------------------------------------------------------------------------------
                2              Territory        Territory          Not in              66 1/3%
                                                                  Territory
         ---------------------------------------------------------------------------------------
                3              Not in           Territory         Territory            66 1/3%
         ---------------------------------------------------------------------------------------
                4              Territory         Not in
                                                Territory         Territory            66 1/3%
         ---------------------------------------------------------------------------------------
                5              Territory         Not in            Not in              33 1/3%
                                                Territory         Territory
         ---------------------------------------------------------------------------------------
                6               Not in          Territory          Not in              33 1/3
                               Territory                          Territory
         ---------------------------------------------------------------------------------------


                                                                          PAGE 2



         ---------------------------------------------------------------------------------------
                               LOCATION                           LOCATION
                                WHERE           LOCATION           WHERE         %OF STANDARD
              ORDER             PROJECT           WHERE            EQUIP.           EQUIP.
           POSSIBILITY         SPECIFIED       P.O. ISSUED        INSTALLED        DISCOUNT
         ---------------------------------------------------------------------------------------
                7               Not in           Not in           Territory            33 1/3%
                               Territory        Territory
         ---------------------------------------------------------------------------------------
                8               Not in           Not in            Not in                   0%
                               Territory        Territory         Territory
         ---------------------------------------------------------------------------------------


4.       TITLE, SECURITY AGREEMENT, RISK OF LOSS:

         4.1 Title and ownership of the Products shall remain in August Technology until payment is made in full including any additional charges provided for herein.

         4.2 August Technology reserves a purchase money security interest in the Products sold hereunder as security for performance of the Distributor's obligations set forth herein. A copy of this International Distributor Agreement in addition to a specific purchase order or orders may be filed as evidence thereof. In addition, and as may be allowed by local law, the Distributor will record any reservation of title or liens in favor of August Technology in such a format and at all places directed by August Technology including, without Stations on all purchase orders or invoices issued to customers of the Distributor prior to delivery of Products to the customer if payment or any portion thereof remains outstanding at the time of delivery to customer.

         4.3 Risk of loss shall pass to the Distributor or the Distributor's customer upon transfer of the Products to the Distributor's or customer's common or specified carrier. The Distributor expressly agrees to keep in force fire, theft, and accident insurance for the benefit of both parties as their interests appear on the date of shipment. Freight, insurance, export arrangements and other similar costs and duties shall be solely the responsibility of the Distributor or the Distributor's customer; August Technology takes no responsibility therefor.

5.       PURCHASE ORDERS, SHIPMENTS, CANCELLATIONS & CHANGES, DELIVERY:

         5.1 The Distributor agrees to deliver to August Technology a hard copy purchase order, in substantially the form attached hereto as Exhibit E, before August Technology will accept an order. August Technology reserves the right to amend the contents of Exhibit E from time to time, as the need for different or additional information required to process a purchase order is deemed to be necessary. Distributor purchase orders are subject to acceptance at August Technology.

         August Technology reserves the right to reject any order which does not comply with the provisions of this Agreement and conform to Exhibit E. AR orders accepted for delivery will be governed exclusively by the terms and conditions of this Agreement and its incorporated Exhibits. Unless August Technology expressly agrees in writing, no additional or different terms and conditions appearing on the face or reverse side of any order issued by Distributor will become part of such order. Acknowledgment of a

         Distributor purchase order by August Technology will not constitute acceptance of any additional or different terms and conditions.

         5.2 No purchase order will be binding on August Technology until accepted by August Technology in writing. August Technology agrees to use its best efforts to accept or reject a purchase order, and notify Distributor within three (3) working days from receipt of order.

         5.3 Distributor may cancel a shipment or request a change in a scheduled shipment date at no charge up to ninety (90) days prior to shipment. In the event Distributor cancels or requests a schedule change within ninety (90) days prior to shipment a portion of the purchase order amount (price) will be charged as provided below. No cancellation or changes in a scheduled shipment may be made within fifteen (15) days of shipment.

                  5.3.1    RESCHEDULING.  (LATER DELIVERY).

                  Distributor may reschedule shipment of Products for up to sixty (60) days upon written notice, on a one-time basis per purchase order, without cost or liability. Distributor agrees to immediately provide August Technology with a written notice of any rescheduling.

                  5.3.2    CANCELLATION.

                  Distributor may cancel any purchase order in advance of shipment upon written notice to August Technology, subject to the following:

                           (i)      No cancellation is possible within fifteen
                                    (15) days of the shipment date on the
                                    purchase order.

                           (ii) If cancellation occurs during the LAST 1/3 of the quoted delivery schedule, the charge will be 25% of the total purchase order amount - except as provided in "(i)," which states that no cancellation is possible within fifteen (15) days of the shipment date.

                           (iii) If cancellation occurs during the MIDDLE 1/3 of the quoted delivery schedule, the charge will be 17.5% of the total purchase order amount.

                           (iv) If cancellation occurs during the FIRST 1/3 of the quoted delivery schedule, the charge will be 10% of the total purchase order amount.

                                [GRAPHIC OMITTED]

         5.4 August Technology reserves the right to delete a Product from Exhibit A if August Technology ceases manufacturing the Product or in the event the Product or technology is sold or otherwise transferred to a third-party.

         5.5 August Technology may refuse to ship, or delay the shipment of any Products on order, if Distributor becomes delinquent in performance of its obligations or fails to meet other credit or special requirements established by August Technology. No such cancellation, refusal or delay will be deemed a termination of this Agreement by August Technology, unless August Technology advises Distributor.

         5.6 All Products will be considered delivered to distributor F.C.A./F.O.B. point of origin or MANUFACTURE upon transfer to Distributor's or customer's common or specified carrier.

6.       INDEPENDENT CONTRACTOR:

         6.1 The Distributor agrees that it has been granted the right to distribute and market the Products for resale to Distributor's customers and to conduct its business as an independent agent with respect to August Technology. The Distributor agrees that it will at all times, represent to third persons and to the public generally and to all governmental bodies and authorities that the business conducted by Distributor with respect to August Technology is that of an independent agent and that is the sole relationship and exclusive relationship between the Distributor and August Technology. It is expressly understood that the Distributor is not in any way constituted the legal representative of August Technology for any purpose whatsoever with respect to the Products. It is further expressly understood that the sole compensation to be received by the Distributor shall be derived from sales of the Products. The Distributor has no claim or right against August Technology for compensation for efforts to market August Technology's Products except as herein provided.

         It is further understood that the Distributor may have its employees and agents in the Territory engage in the solicitation of orders for selling and/or servicing of August Technology's Products, and in that event those persons shall be employees or agents of the Distributor and not of August Technology. All financial obligations associated with Distributor's business are the sole responsibility of Distributor. The Distributor shall hold August Technology harmless from all losses, damages, costs, and expenses of any nature, including attorneys' fees, arising from or in any way connected with an act failure to act, or negligence of the Distributor or its employees or agents, or others acting with authority from the Distributor in the sale, transportation, possession, or use of the Products. Distributor and August Technology agree that this Agreement does not establish a franchise, joint venture, or partnership.

         6.2 Any commitment made by Distributor to its customers with respect to quality, delivery, modifications, interfacing, capability, suitability of software, or suitability in specific applications, will be Distributor's sole responsibility, unless prior written approval is obtained from August Technology. Distributor has no authority to modify the Product Warranties.

         6.3 Distributor has the right to determine its own resale prices, and no August Technology representative will require that any particular price be charged by Distributor.

         6.4 Distributor agrees that August Technology may market and sell Products, other than those listed in Exhibit A, without making them available to Distributor.

         6.5 August Technology assigns each distributor based on their respective expertise and comprehensive knowledge of the Territory, including regional customs, culture, and specific customer business practices. Distributor agrees that the standard distributor equipment discount is provided by August Technology in order that August Technology can fully rely on the Distributor for all sales, marketing, training, service, and financial responsibilities (in order to satisfy the agreed upon payment terms m this Agreement).

7.       PRODUCT ACCEPTANCE:

         Distributor agrees to inspect all Products immediately upon receipt at their facility, and may reject any Products that fail to meet the August Technology published specifications. Any Products not rejected' within fifteen (15) days after receipt by Distributor will be considered accepted. Distributor agrees to provide a detailed written notification to August Technology of any and all reasons for rejection within the fifteen (I 5) day inspection period. Upon receipt of rejection notification, August Technology will promptly determine an appropriate course of action to be taken regarding the rejected Products. All returns of rejected Products to August Technology will require prior written approval by August Technology.

8.       OBLIGATIONS OF AUGUST TECHNOLOGY:

         During the term of this Agreement August Technology agrees to perform the following:

         8.1 August Technology will furnish to Distributor circulars, catalogs, advertising literature, samples, information on new product releases, current technical data and all other sales materials pertinent to the sale and distribution of the Products in the Territory in the English language only and will otherwise assist the Distributor in the sale of its Products as requested by the Distributor. In addition, August Technology will identify Distributor as its exclusive distributor in the Territory for Products in appropriate advertising and other promotions.

         8.2 August Technology agrees to provide training for Distributor personnel for Products. Training will be available (at a minimum) as follows:

                  8.2.1 August Technology will provide factory training at a minimum of one (1) time per year. August Technology will pay for all training material and class room time. All other expenses, including air travel and hotel accommodations, will be paid for by Distributor.

                  8.2.2 In addition to factory training, August Technology may provide at Distributor's facility on a mutually agreed upon bases (for example, during a trade show in Distributor's Territory). This additional training is in no way intended to be a substitute for factory training.

         8.3 August Technology agrees to actively support the marketing, sales, and service efforts of Products by Distributor, give priority responses to Distributor's requests, and keep Distributor informed of lead times and any related changes to Products.

9.       OBLIGATIONS OF DISTRIBUTOR:

         During the term of this Agreement Distributor agrees to perform the following:

         9.1 Distributor agrees to use its best efforts in good faith to promote, demonstrate, and sell Products on a face-to-face basis and in an end-user environment within the Territory. Distributor agrees to ensure the highest quality of pre-sale and post-sale support to the customers, and to promote the goodwill, name and interests of August Technology and its Products. August Technology expects the Distributor to provide the following basic marketing activities in the Territory - [a] industry trade shows, [b] print advertising, [c] direct mail campaigns, [d] marketing literature and data sheets in local language (if necessary). In connection with the foregoing, the Distributor also agrees to do the following:

                  9.1.1 Provide each customer at the time of order acceptance a written copy of the August Technology statement of warranty ("August Technology Statement of Warranty") attached hereto as Exhibit F.

                  9.1.2 Solicit potential and existing customers on a regular basis and deliver to August Technology, not later than the end of each month, a written report of all activities of the, Distributor with respect to key customers during that month.

                  9.1.3 Keep August Technology continuously informed of the progress of the Distributor's marketing efforts, and the efforts of all of the Distributor's sales representatives.

                  9.1.4 Deliver to August Technology, not later than June 30 each year, a forecast of potential sales of Products in the Territory for the next twelve month period, including the names of customers, type and quantity of Products likely to be purchased. In addition, not later than the end of each calendar quarter, Distributor agrees to provide updates of the foregoing to August Technology in a similar format to roll the forecast forward, with actual sales against the forecasted sales, and projecting sales out continuously for each twelve month period.

         9.2 Distributor agrees to purchase demonstration Products, within thirty (30) days of this Agreement, to be used to actively promote, demonstrate, and sell Products to the customers. A demonstration unit may be purchased for each Product at a special discount of 32.5% off published list pricing. This demonstration discount is available one-time per year, beginning from the date of first demonstration equipment purchase. Distributor has the right to re-sell the demonstration equipment at any time, provided that it is immediately replaced (physically) with another similar or functionally enhanced unit (replacement of the demonstration equipment will be at the standard Distributor Products discount price if the replacement occurs before the one-time per year special discount period expires). At the end of this agreement, Distributor has the right to return the demonstration unit to August Technology for the value that was paid for it originally, provided that effort has been made to first sell the demonstration unit in the Region.

         9.3 Distributor agrees to maintain adequate facilities and to actively train and maintain an adequate number of employees to properly promote, demonstrate, sell, and service the Products. Distributor will ensure that its employees complete appropriate training courses (at a minimum of one time per year at August Technology's facility). August Technology will pay for all training material and class room time. All other expenses, including air travel and hotel accommodations, will be paid for by Distributor.

         9.4 Distributor agrees to promptly handle customer complaints, inquiries and orders, and will provide and support Territory based services such as applications assistance, operation and maintenance training, Factory Acceptance Testing (F.A.T. - held at August Technology), final on-site acceptance testing, warranty labor services, post-warranty spares and service support systems retrofits, up-grade kit installation, and the like. Distributor agrees to stock adequate spare parts for Products to meet the requirements of this Agreement as defined in Exhibit A.

         9.5 Distributor agrees to handle all warranty claims of customers and comply with August Technology policy for in-warranty repairs and post-warranty support of Products.

         9.6 Distributor agrees to conduct its marketing, sales and service activities in compliance with local laws, rules and regulations. Both August Technology and the Distributor acknowledge each and every authorized representative or distributor of August Technology Products is an integral part of a worldwide network and that not -only August Technology but all other representatives and distributors of August Technology are relying upon the Distributor to perform in accordance with this Agreement. For this reason, the Distributor will maintain the highest standards of performance in sales, service, physical facilities, financial responsibility and general conduct toward the public.

         9.7 Distributor agrees to bear all of its operating expenses during the term of this Agreement. Distributor will maintain sufficient net worth and working capital and devote sufficient financial resources to allow Distributor to perform its obligation as outlined in this Agreement.

         9.8 If, during the term of this Agreement, Distributor receives any inquiry or order regarding Products from any person or business entity outside the Territory, Distributor agrees to immediately refer the inquiry or order to August Technology, and agrees not to receive compensation for this referral.

         9.9 Distributor agrees to, at its expense, arrange for the violation of any documentation for the use and operation of the Products in the Territory (as required or determined to be necessary by Distributor). Distributor shall use its best efforts to make any translation accurate.

         9.10 Distributor agrees to establish a cleanroom at it's facility in Taiwan for the purposes of displaying, operating and using the demonstration unit and to provide August Technology's Field Applications Engineer an office space and phone at this same facility.

10.      INTELLECTUAL PROPERTY:

         10.1 Products shall bear only the trademarks, trade names, other marks, or intellectual property rights of August Technology (hereinafter referred to as the "Trademarks") as designated by August Technology from time to time. To the extent applicable, August Technology may grant to the Distributor during the term of Trademarks, however, will be strictly to the marketing and sale solely of the Products as specifically set forth in this Agreement and does not include the right to use the Trademarks generally in the name of the Distributor's business or for any other products or services offered by the Distributor. In addition, the Distributor will execute, separate agreements acknowledging this license, including a registered user agreement, if appropriate, for filing with appropriate trademark offices. The Distributor shall at all times comply with the reasonable instructions or requests of August Technology with respect to the application, fixation, manner, and styling of the Trademarks, its packaging, and all other documents, marketing, or promotional material.

         10.2 The Distributor acknowledges that August Technology has the sole right, title, and interest in the Trademarks, and all other rights associated with the Products, including, but not limited to, any patents, know-how, approvals, certifications of Products (in the countries of the Territory), and all other records or information of August Technology with respect to the sale, distribution, and servicing of the Products, and all catalogs and other printed information of August Technology, whether or not prepared by the Distributor (the "Property").

         10.3 Upon request by August Technology the Distributor agrees, on behalf of August Technology to assist August Technology in securing any approvals, certifications, registrations, letters patent or any other registrations to protect the Property in the Territory.

         10.4 The Distributor agrees to promptly inform August Technology upon the assertion of a claim, institution of a proceeding by a third party, or any circumstances giving rise to any claim by August Technology against a third party with respect to the Products, August Technology, the Trademarks, or the Property. August Technology shall have complete control of any litigation or proceeding related to alleged or actual pirating, infringement or imitation of Products, the Property, or the Trademarks. The Distributor will advise all employees, officers, directors, and agents of the Distributor that the Property is the property of August Technology.

         10.5 The Distributor represents and warrants that the Distributor has not sought or obtained, and agrees not to seek or obtain, in the Territory, or elsewhere, unless for the benefit and at the request of August Technology any certification, registration, or approval embodying the Property, including, but not limited to, patents, copyrights, trademarks, trade names, product certifications; and agrees further to discontinue all use of the Property or the Trademarks immediately upon termination of this Agreement for any reason. Furthermore, in the event the Distributor obtains registrations or certifications of Products in the countries of the Territory at the request of August Technology, the parties agree those registrations and certifications are solely for the benefit of August Technology, they may be canceled or referred by August Technology at any time, and the Distributor shall execute all documents appropriate to accomplish the cancellation or transfer thereof.

         10.6 The Distributor agrees not to use the Property or the Trademarks and any goodwill related thereto except solely as approved by August Technology, and only in connection with advertising and promoting the Products. Any such use, value, or goodwill shall inure solely to the benefit of August Technology and shall not give rise to any license to the use thereof by or to further compensate the Distributor.

         10.7 The Distributor shall communicate promptly to August Technology all engineering, applications, ideas, developments, improvements or changes, whether patentable or not, conceived or made by the Distributor or the Distributor's representatives, sub-distributors, or agents, alone or in conjunction with others during the term of this Agreement relating to the Products (the "Distributor's Suggestions").

         10.8 The Distributor and August Technology shall make every effort to agree upon reasonable terms to allow August Technology to acquire the rights to the Distributor's Suggestions. The Distributor shall not sell grant, or otherwise offer to third parties any title to the Distributor's Suggestions. August Technology shall have the sole right to acquire the title or license to the Distributor's Suggestions, and the Distributor agrees to offer such rights to August Technology on request.

         10.9 The parties understand that, except as may be otherwise expressly stated herein, neither the terms and conditions of this Agreement nor the acts of either party arising out of this Agreement or in connection with performance hereunder, may be considered in any way as a grant of any license whatsoever under any of August Technology's present or future patents, copyrights, trademarks, trade secrets or other proprietary rights; nor is any such license granted by implication, estoppel or otherwise.

11.      PRODUCT LIABILITY; TECHNICAL INFORMATION; WARRANTY:

         11.1 The Distributor shall have no responsibility for the Products manufactured by August Technology to the purchasers of such Products or to persons claiming through such purchasers; unless the Distributor has assembled and/or serviced such Products and has failed to do so pursuant to August Technology's instructions and warranty, or has represented or warranted the Products beyond the scope of August Technology's written warranty, if any, without the express written authority of August Technology. Except as herein provided, any product liability which may result from the sale or distribution of August Technology's Product shall be the sole responsibility of August Technology and not of the Distributor. The Distributor agrees not to make any such representations concerning August Technology's Products, other than such representations as may be made by August Technology from time to time in writing.

         11.2 IN NO EVENT SHALL AUGUST TECHNOLOGY OR THE DISTRIBUTOR BE LIABLE TO ONE ANOTHER FOR GENERAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR LOSS OF ANTICIPATED PROFITS ON ANY CLAIM OF ANY KIND STEMMING FROM A PURCHASE ORDER, A PRODUCT, OR FROM PERFORMANCE OR BREACH OF THIS AGREEMENT EXCEPT FOR BREACH OF SECTION 11.1.

         11.3 No warranties exist with respect to the Products except express warranties explicitly provided in customer quotations, catalogs and other materials provided to the Distributor for delivery to ultimate customers. August Technology EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY ARISING OUT OF A COURSE OF DEALING OR PERFORMANCE, CUSTOMER USAGE OR TRADE USAGE, EXCEPT EXPRESS WRITTEN WARRANTIES, IF ANY, PROVIDED TO ULTIMATE CUSTOMERS IN WRITTEN MATERIALS PROVIDED BY AUGUST TECHNOLOGY RELATING TO THE PRODUCTS.

         11.4 August Technology warrants that August Technology Products sold and delivered to the Distributor hereunder are in accordance with August Technology's Statement of Warranty attached hereto as Exhibit F (the "August Technology Statement of Warranty").

         11.5 August Technology reserves the right to change technical specifications without notice. Some information contained within Product catalogs has been obtained from sources other than August Technology, but is believed to be reliable. No warranty, express or implied, is made or intended as to the accuracy or the completeness thereof. August Technology cannot anticipate all applications or variations in the use, application or manufacturing methods intended by end users of the Products; therefore, August Technology does not assume liability for use thereof in association with any technical information contained in Product catalogs.

12.      POST-WARRANTY SPARE PARTS SUPPORT:

         August Technology agrees to use its best efforts to maintain the ability to provide spare parts and documentation for any Products shipped to the Territory for as long as technologically and economically feasible. If a direct replacement spare part can not be maintained to exact specifications, August Technology will make every effort to supply an equal or superior substitute spare part. For a period of five (5) years -following Product purchase, under no circumstances will the customer be forced to abandon the use of an August Technology Product (or accept inferior performance) due to unavailable post-warranty service or spare parts.

13.      WARRANTY PROCEDURES:

         13.1 Distributor agrees to request approval from August Technology before returning any defective Products. Once approval is granted, August Technology will provide

         Distributor with a Return Material Authorization (RMA) number to be displayed on the shipping container of the defective Products. Once August Technology approves-the return of any defective Product, Distributor agrees to ship the Products to August Technology's factory using an August Technology approved shipping method. August Technology will attempt to make all necessary repairs or replacements, and will ship the Product or a substitute of substantially the same form and function back to Distributor or its customer, freight prepaid.

         13.2 All returned Products found to be free of defects will be subject to an inspection charge of ten (10) percent of the purchase order amount, plus shipping charges. Repairs and replacements due to reasons not covered by the warranty will be invoiced at August Technology's then current prices and will be payable under the terms of this Agreement.

14.      CONFIDENTIALITY:

         The Distributor agrees and shall cause its employees, officers and agents: (a) not to communicate, divulge, or use for the benefit of any other firm, person, or organization, any of the business secrets or methods, business policies, manuals, instructions, reports, and lists of names of customers of August Technology; (b) to exercise caution at all times in protecting confidential information of August Technology pertaining to the Products, its pricing, business, or assets with at least the same degree of care as is by the Distributor for the protection of its own confidential and proprietary information; and (c) not to reveal any other confidential information of August Technology. The provisions of this Section 14 shall survive termination of this Agreement and the Distributor shall return to August Technology, and refrain after the termination of this Agreement from any use of, all samples, manuals, product information letters, and similar material supplied to it by August Technology, including, but not limited to, all documents and copies thereof designated confidential by August Technology.

15.      TERM AND TERMINATION:

         15.1 EFFECTIVE DATE. This Agreement shall become effective on the date executed (the "Effective Date").

         15.2 TERM - This Agreement shall continue in effect for a period of two(2) years from the Effective Date unless terminated sooner in accordance with provisions contained herein (the "Initial Term"). This Agreement shall continue after the Initial Term, until voluntarily terminated by either party upon written notice delivered at least one
         (1) year prior to the end of the Initial Term or ongoing period. Notice will be deemed given on the date that the party mails notice as set forth in Section 20 below. However, termination in this manner shall not release the Distributor from any accrued obligations of this Agreement, which will be satisfied promptly. Except as otherwise provided, termination, for whatever reason, shall terminate all rights of the Distributor set forth herein, including without limitation, the right to market or sell the Products or use the Trademarks.

         15.3 Notwithstanding the provisions of Section 15.2, either Distributor or August Technology may terminate this Agreement, to be effective upon receipt of written notice, based on the occurrence of any of the following events:

                  15.3.1 If the other party commits a breach of any obligation in this. Agreement which is not cured within thirty
                           (30) days after written notice thereof specifying the nature of the breach.

                  15.3.2 The commencement by either party of a voluntary action under the federal bankruptcy laws, or any other applicable federal state, or foreign bankruptcy, insolvency, or other SIMILAR laws.

                  15.3.3 The consent of either party to the appointment of a receiver, assignee, or e (or other similar official).

                  15.3.4 The admission by either party of its inability to pay its debts as they become due.

                  15.3.5 If Distributor is acquired or in the event of a change in control.

                  15.3.6 The nationalization of either party's assets or business.

                  15.3.7 The passage of any legislation by a country, or subdivision of a country, granting Distributor extra contractual compensation upon termination or non-renewal of this Agreement.

                  15.3.8 By mutual consent at any time and with a written notice of termination signed by both parties.

         15.4 Except as provided for herein, each party acknowledges that the other has made no commitments regarding the renewal of this Agreement. Neither August Technology or Distributor will be liable to the other for damages of any kind, including incidental or consequential damages, or for any losses or claims whatsoever on account of or arising out of the termination of this Agreement. Distributor waives any and all benefit of any law or regulation providing compensation arising from the termination or non-renewal of this Agreement.

16.      POST TERMINATION COOPERATION:

         Upon receipt of notice of termination, and during the remaining period of this Agreement, Distributor agrees to use its best efforts to carry out an orderly transition in the marketing, sales, and service of Products in the Territory and to facilitate a transfer of the customers to a new distributor or to August Technology, as the case may be. Distributor's best efforts shall include, but not be limited to, introducing August Technology representatives to each customer, providing each customer's corporate name and buyer name, relevant addresses, communications information, historical prices charged for the Products as well as any other information or actions deemed necessary to facilitate the transition.

17.      NON-COMPETE:

         The Distributor agrees that August Technology would be substantially harmed if the Distributor were to compete with August Technology by manufacturing, selling, marketing or distributing Competitive Products in the Territory, except as provided by the terms of this Agreement In partial consideration for the benefits provided to the Distributor hereunder, the Distributor agrees as follows: Du ring the term of this Agreement and for a period of one (1) years following the termination of this Agreement for whatever reason, the Distributor shall not, directly or indirectly, manufacture, sell market or distribute Competitive Products in the Territory, except as provided by the terms of this Agreement.

18.      FORCE MAJEURE:

         Neither party will be liable, or deemed to be in breach of this Agreement, by reason of any act, delay or omission caused by labor disputes, lockouts, or other labor disputes, regulations; ordinances, or order of a court of competent jurisdiction, act of government, act of God, war, riot, epidemic, flood, earthquake or like natural disaster, embargo or quarantine, or any other cause beyond the reasonable control of the party claiming force majeure. The party whose performance will have been prevented or delayed must provide immediate written notice to the other party explaining the nature of the act, delay or omission, and the date such condition commenced. The party also agrees to provide further written notice when the condition has ended.

19.      GOVERNMENT EXPORT RESTRICTIONS:

         Distributor agrees that the Products purchased will not be exported y or indirectly, separately or as part of a system, without complete and full compliance with the export and re-export restrictions imposed by U.S. export laws and regulations. Distributor also agrees to take reasonable action to assure that no customer contravenes the U.S. laws and regulations.

20.      NOTICES:

         20.1 Notices - Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail to the address of the party set forth below. The parties hereto may change the address to which notices may be sent by giving written notice of such change of address to the other party:

                            If to August Technology:

                       Vice President, Sales and Marketing
                             August Technology, Inc.
                           5237 Edina Industrial Blvd.
                              Edina Minnesota 55439

                             If to the Distributor:

                                ----------------
                                ----------------
                                ----------------

                                 With a copy to:

                                ----------------
                                ----------------
                                ----------------

21.      GENERAL PROVISIONS:

         21.1 ASSIGNMENT - This Agreement shall be binding upon and inure to the benefit of August Technology and the Distributor, and their respective successors and permitted assigns. August Technology may assign or transfer this Agreement without the permission of Distributor.' Any attempted assignment or further in violation of the Agreement will be void or effect a termination at the election of August Technology. Both parties agree to advise each other of any change in ownership, control or operating arrangements.

         21.2 WAIVER - Either party's failure to enforce any provisions of this Agreement will not be deemed a waiver of that provision or of the right to enforce it in the future.

         21.3 APPLICABLE LAW, MERGER - This Agreement will be governed by the laws of the State of Minnesota, USA and specifically excludes the United States Convention on Contracts of International Sales of Goods. This Agreement, including the attached Exhibits, contains the entire and only understanding between the parties, and supersedes all prior agreements, either written or oral relating to the subject matter of this Agreement. No modifications to this Agreement will be binding on either party, unless in writing and signed by both parties.

         21.4 SEVERANCE - If any provision of this Agreement will be determined illegal, invalid, or unenforceable, that provision will be understood and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable. Any determination will have no effect upon the enforceability of any other provision of this Agreement.

         21.5 ARBITRATION - All disputes, controversies or differences which may arise between the parties hereto, out of, in relation to or in connection with this Agreement or any purchase order for Products entered into pursuant hereto, or for the breach hereof or thereof, which cannot be resolved amicably by the parties shall be finally settled by arbitration in Minneapolis, Minnesota, pursuant to the Commercial Arbitration Rules of the American Arbitration Association or its successor, before a panel of one (1) arbitrator to be selected in accordance with said rules. Arbitration proceedings shall be conducted in the English language. The parties to the arbitration shall be provided the opportunity to conduct reasonable discovery in accordance with the Federal Rules of Civil Procedure. The arbitrator shall establish a discovery schedule and shall rule on all discovery issues. The arbitration award rendered shall be final and binding upon all the parties and may be reduced to a judgment in a court of competent jurisdiction. The arbitration and all proceedings related thereto and any award of the arbitrator shall be held in strict confidence by the parties. The nonprevailing party shall pay the prevailing party's attorney's fees and costs including the arbitrator's fees and costs. The award will include interest from the date of any damages incurred for breach or other violation of the Agreement until the award is paid in full at a rate to be fixed by the arbitrator, but in no event less than the London Interbank Offering Rate "LIBOR") per annum quoted for the corresponding period by the Bank of America in the London Interbank Market of United States Dollars for immediately available funds.

         21.6 INJUNCTIONS, OTHER REMEDIES AND PERFORMANCE - The parties agree that a breach or a threat of a breach of any provision of Sect-ions 10, 14 or 17 herein would result in irreparable injury. The parties agree that a party may seek to enforce any or all of Sections 10, 14 or 17 by applying to the State or Federal District Court in and for the State of Minnesota, or any other court of general jurisdiction, for injunctive relief only pending commencement and completion of arbitration proceedings. The court shall refer proceedings to the arbitrator selected herein to determine whether any injunctive relief issued hereunder shall be made permanent or be dissolved. The arbitrator's finding shall be binding and conclusive upon the parties. The non-prevailing party shall pay the prevailing party's attorney's fees and court costs.

21.7 COUNTERPARTS - This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective, duly authorized representatives as of the day and year first above written.

DISTRIBUTOR:                                ACCEPTED BY:

Metron Technology                           August Technology Corporation

       WITH CONTINGENCIES (SEE BELOW)
-------------------------------------       ------------------------------------

Authorized Signature                        Authorized Signature

Title:                                      Title:
      -------------------------------             ------------------------------

The agreement is being signed with the understanding that Exhibit C will be negotiated further during the week of September 13, 1999. Ratification of this agreement is contingent upon consent by both parties on the contents of Exhibit C after those discussions.

EXHIBIT A:        PRODUCTS


Distributor is granted the right to distribute the following August Technology Products under the terms of this Agreement.

(1)      CV SERIES - AUTOMATIC CASSETTE INSPECTION SYSTEMS

(2)      NSX SERIES - AUTOMATIC 2ND OPTICAL DEFECT INSPECTION SYSTEMS

Spare parts agreement for each product granted will be as follows:

(1) CV SERIES - AUTOMATIC CASSETTE INSPECTION SYSTEMS - because the CV Series is generally considered to be a "non-production critical" tool, it is the Distributor's responsibility to determine each individual customer's requirements for spare parts (August Technology will provide a recommended spare parts list). Once determined, the Distributor or customer is responsible for purchasing these spare parts for local stocking.

(2) NSX SERIES - AUTOMATIC 2ND OPTICAL DEFECT INSPECTION SYSTEMS - because the NSX Series is considered to be a "production critical" tool locally stocked spare parts are highly recommended. It is the Distributor's responsibility to determine each individual customer's requirements for spare parts (August Technology will provide a recommended spare parts list). Once determined, the Distributor or customer is responsible for purchasing these spare parts for local stocking.

NOTE:

Additional Products may be added from time to time by mutual consent and official amendment to this Exhibit A.

EXHIBIT B: PRICING, DISCOUNT, AND TERMS


Distributor agrees to pay August Technology for Products purchased based on a set discount from official published Price Lists, or a set discount from special pricing quoted by August Technology for mutually agreed to custom projects. The current applicable Price List for Products and spare parts will be provided and updated by August Technology on a regular basis.

All pricing is Ex-works (INCOTERMS 1990) at August Technology's factory, including airfreight.

Distributor agrees to pay all freight insurance, requested interim storage fees, bank transfer fees, and all international taxes and customs duties assessed on each order.

Distributor's set discount from official published International Price Lists will be: 17.5%

Distributor agrees to make all payments in US$ for Products based on the following terms:

         100% on shipment net 45 days.

         Note: August Technology views each Distributor as its only "customer" in the Territory, and provides a set discount based on this business model. Payment terms are also based on this business model. Any changes to this model may require August Technology to assume additional business risk, and will require changes to the set discount. August Technology does not expect to participate or be directly involved with any individual customer negotiations (such as pricing, payment terms, delivery, training, warranty, etc.) - this is the full responsibility of the Distributor.

         Distributor agrees to make all payments to August Technology by the following method:

                  Direct wire transfer to August Technology's bank. Detailed bank account information is:

                           Norwest Band N.A.
                           Routing # 091000019
                           Swift Code:  NWNBUS44
                           Beneficiary Bank:  Marquette Capital Bank
                           Account Number 6355010918
                           Phone Wire Transfer at:  1-612-525-5944
                           For further credit to:
                           Beneficiary Name:  August Technology
                           Beneficiary Account # 1810820753

NOTES:

August Technology agrees that the following customers should be approached in a global strategy with regards to pricing and that both parties will work together to develop pricing that will allow a global price yet protect both parties gross margin interests: Intel, Motorola, AMD, Philips and STM.

August Technology agrees that further development is needed on global pricing and the International Price List. August Technology commits to have this developed by the end of Ql 2000 and to work with Distributor in the development of this pricing strategy so that it protects both parties gross margins.

Engineering services, field service labor charges, and personnel travel expenses are not subject to discounting or commission.

EXHIBIT C: SPECIAL ACCOUNTS


The following customers who have offices, facilities, factories, fabs, or any other business facilities within the Territory will be considered Special Accounts, which will remain exclusive to August Technology regarding all business activities (including, but not limited to, sales, marketing, and service support):

August Technology's previous distributor in the Region, Eberts/SET, will continue to represent August Technology at the following accounts for the specified products until either a purchase order is received from the customer for the unit described or December 31, 1999, whichever occurs first.

         NSX Series

                  Philips, KaoHsiung, Taiwan
                  ASE KaoHsiung, Taiwan
                  Chipbond, Taiwan
                  Winbond, Taiwan
                  Amkor, Phillipines
                  Linear Technology, Penang, Malaysia

         CV Series

                  TSMC Hsinchu Taiwan
                  USC Hsinchu, Taiwan
                  SIS Taiwan

EXHIBIT D: TERRITORY


August Technology hereby appoints Distributor as an authorized, independent, exclusive Distributor for the Products, for the purpose of reselling and servicing the Products directly to its customers in the following countries:

                                   South Korea
                                      China
                                    Hong Kong
                                     Taiwan
                                    Thailand
                                    Malaysia
                                   Phillipines
                                    Singapore
                                      India

EXHIBIT E: PURCHASE ORDER


In order to receive Products, Distributor agrees to deliver to August Technology a hard copy purchase order. All purchase orders issued by Distributor will include the following information:

a) Final customers name (end user) , location and customers official purchase order number
b)       Distributor purchase order number
c)       Ship To location
d)       Bill To location and accounts payable contact person
e)       Method of shipment, including contact person and phone number
f)       Quantity and description of each item being purchased
g)       Details of any options purchased
h)       Pricing
i)       Requested ship dates
j)       Power requirements
k)       Environmental Requirements, if any (cleanroom specifications, etc)
l) Any other special requirements, such as customer part number, drawing numbers or samples.

EXHIBIT F:  AUGUST TECHNOLOGY STATEMENT OF WARRANTY


Hardware Products - August Technology warrants that it will repair or replace, at its option, hardware Products which are found to be defective in material or workmanship. August Technology must receive written notification of any defect within fourteen (14) months from date of shipment. All transportation charges associated with hardware Products warranty will be arranged and paid for by August Technology.

Software Products - August Technology warrants that it will repair or replace, at its option, software Products which fad in a manner which significantly and adversely affects operating performance as specified in August Technology's published Products description. August Technology must receive written notification of any failure to conform within fourteen (14) months from date of shipment. August Technology does not warrant that the software Products are free from errors. All transportation charges associated with software Products warranty will be arranged and paid for by August Technology.

The foregoing warranties will not apply to any deficiency or defect resulting from:

         (a) Normal wear and tear, or items subject to deterioration, breakage, or burnout through use.
         (b) Installation or maintenance by customer or any third party (other dm Distributor).
         (c) Modifications or alterations made by customer or any third party without August Technology's written consent.
         (d)      Misuse or abuse.
         (e) Failure of customer to maintain the equipment site, and environmental conditions as required for the normal operation of the Products.
         (f)      Causes beyond August Technology's reasonable control.

August Technology makes no other warranty, either expressed or implied, including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose, or arising from course of dealing or usage of trade. The foregoing constitutes August Technology's sole obligation and the exclusive remedies of the customer for any breach by August Technology of the warranties contained in this Agreement. August Technology's total liability under this Section will be limited to the repair or replacement of Products and will in no case exceed the value of the purchase order.

EXHIBIT G: WORLDWIDE SALES AND SERVICE SUPPORT PLAN


                          AUGUST TECHNOLOGY CORPORATION

                     WORLDWIDE SALE'S & SERVICE SUPPORT PLAN

This Plan will define how each Distributor is compensated (paid) when equipment is shipped into their Territory, August Technology recognizes three (3) periods of time as shown below.

(1)      Pre-Warranty Period (Installation & Training)
(2)      Warranty Period / Local Service Support (12 months after ship date from
         August
(3)      After Warranty Period (Ongoing Service Support - billable by
         Distributor)

THE PRE- WARRANTY period is for INSTALLATION AND TRAINING of a system once it has been shipped to the customer. The WARRANTY period is for 12 MONTHS AFTER SHIPMENT FROM AUGUST TECHNOLOGY. The AFTER-WARRANTY period is for ON-GOING SERVICE SUPPORT once the standard equipment warranty expires. August Technology recognizes that the Distributor must be compensated for providing customer service support during each of these periods.

FOR EXAMPLE: When Distributor "A" takes a purchase order for a CV system in their Territory, and the customer requests shipment of the system into Distributor "B" Territory, special arrangements must be made for Installation & Training and Local Service Support. In this case, DISTRIBUTOR "B" IS RESPONSIBLE FOR ALL THREE periods -

(1) Pre-Warranty Period (Installation & Training): Distributor "N' pays for the PRE- WARRANTY (Installation & Training) period.
(2) Warranty Period (one (1) Year Local Service Support): August Technology pays Distributor "B" a 1/3 commission' for the WARRANTY period. Distributor "A' receives 1/3 less "commission" on the order.
(3) After Warranty Period (Ongoing Service Support): Distributor "B" charges their normal service support rates for the AFTER- WARRANTY PERIOD.

                                [GRAPHIC OMITTED]

AUGUST TECHNOLOGY'S WORLDWIDE SALE AND SERVICE PLAN IS OUTLINED BELOW.


(1) REQUEST FOR QUOTATION - when Distributor "A" plans to ship a system outside their Territory, they must first contact August Technology and request a quotation for the Pre-Warranty Period (Installation & Training) at the location where the system will be installed. August Technology will contact Distributor "B", request a quotation, and forward this quotation to the Distributor "A".

(2) PRE-WARRANTY PERIOD (INSTALLATION & TRAINING) Distributor "A" must include in their pricing the cost of the PreWarranty Period (Installation & Training) quoted by Distributor "B". When Distributor "A" orders the system from August Technology, their purchase order will include: [a] Pre-Warranty Period (Installation & Training), [b] equipment, [c] any options ordered.(3) DISTRIBUTOR DISCOUNT ADJUSTMENTS MADE - August Technology provides every Distributor and equipment purchase discount. This Discount has three (3) parts:

         [1] 1/3, for Project Specification.
         [2] 1/3, for Purchase Order.
         [3] 1/3, for (In-Warranty) Service Support.

in the example shown on the first page, Distributor "A" would receive a 2/3 equipment purchase discount from the list price (for project specification and purchase order). Distributor "B" would be paid by August Technology for the Pre-Warranty Period (Installation & Training) of the system (based on the earlier quotation from Distributor plus 1/3 of the system list price for local service support during the WARRANTY period.

TO COMPLETE THE EXAMPLE ON THE FIRST PAGE:

Distributor "A" completes the negotiations with LG (Lucky Goldstar) for the equipment specification and purchase order. LG plans to have the system shipped to their new factory in the U.K. In this case, Distributor "X' would first contact August Technology and inform them of these plans.

August Technology would immediately contact Distributor "B" and request a-quotation for installation and training of the system at LG's site in the U.K. This quotation is reviewed by August Technology and then forwarded to Distributor ")V'. Distributor "A" would then add this amount to their quotation to LG for a complete system package (equipment, options, and local installation and training).

Once LG places the order, Distributor "A" would order from August Technology, including equipment, any options, and local installation and training support for the U.K. NOTE THAT DISTRIBUTOR "A" WILL RECEIVE 2/3 OF THEIR NORMAL EQUIPMENT DISCOUNT FOR THIS order. Distributor "B"` will be paid their quoted price, by August Technology, for local installation and (FOR PRE-WARRANTY support), plus 1/3 of their normal equipment discount for this order (for Warranty support).

FOR EXTENDED WARRANTY PERIODS (BEYOND 12 MONTHS FROM SHIP DATE FROM AUGUST TECHNOLOGY.

Should Distributor "A" choose to offer an EXTENDED WARRANTY PERIOD to the customer, then Distributor "B" will provide a separate quote for this item. When Distributor "A" orders the system from August Technology, their purchase order will include: [a] Pre-Warranty Period (Installation & Training), [b] equipment, [c] any options ordered and [d] EXTENDED WARRANTY PERIOD.